Exhibit 4.2

Incorporated Under the Laws of the State of Delaware on March 15, 2002

NUMBER	SHARES
PB-«Number»	«Shares»

CombiMatrix Corporation

Authorized Capital Stock 30,000,000 Shares
25,000,000 Shares Common Stock, Par Value $0.001 Per Share
5,000,000 Shares Preferred Stock, Par Value $0.001 Per Share

THIS CERTIFIES THAT – «Name» – is the record holder of «AlphaNumeric» («Shares») shares of Series B 6% Convertible Preferred Stock of COMBIMATRIX CORPORATION, transferable only on the share register of said corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or assigned.

This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of the corporation and any amendments thereto, to all of which the holder of this Certificate, by acceptance hereof, assents.

A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares of stock of the corporation and upon the holders thereof as established by the Certificate of Incorporation may be obtained by any stockholder upon request and without charge, at the principal office of the corporation, and the corporation will furnish any stockholder, upon request and without charge, a copy of such statement.

IN WITNESS WHEREOF, the said corporation has caused this Certificate to be signed by its duly authorized officers this «Date» day of «Month», «Year».

Mark McDonough, President	Scott R. Burell, Secretary

FOR VALUE RECEIVED,                                                          HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO                                                                                                                                       (                      ) SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT                                             ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED                                           ,

IN THE PRESENCE OF
(Stockholder)

(Witness)

NOTICE:  THE SIGNATURE ON THIS AGREEMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.